Exhibit 10.16

13TH AMENDMENT TO LOAN TRANSACTION AGREEMENT

THIS AMENDMENT TO LOAN TRANSACTION AGREEMENT (the “Amendment”) is made and entered into effective as of the ____ day of November, 2011, by and between Silvergraph International, Inc. (the “Company”) and the undersigned holders of promissory notes referenced below (the “Holders”), upon the following premises:

A.           Holders are the holders of certain 7% Convertible Promissory Notes dated January 25, 2008 (the “Notes”) which were purchased from the Company pursuant to the terms of a Subscription Agreement and Security Agreement of the same date.

B.           The obligations represented by the Notes have been amended by a 1st Amendment to the 7% Notes due May 31, 2008, dated May 31, 2008; a 2nd Amendment to the 7% Notes Due June 30, 2008, dated June 20, 2008; a 3rd Amendment to the 7% Notes due August 31, 2008, dated August 31, 2008; a 4th Amendment to the 7% Notes due October 31, 2008, a 5th Amendment to the 7% Notes due December 15, 2008, a 6th Amendment to the 7% Notes due January 31, 2009; a 7th Amendment to the 7% Notes due January 31, 2009, a 8th Amendment to the 7% Notes due January 31, 2009, a 9th Amendment to the 7% Notes due January 31, 2009, a 10th Amendment to the 7% Notes due January 31, 2009, 11th Amendment to the 7% Notes due January 31, 2009, 12th Amendment to the 7% Notes due January 31, 2009  (the “Prior Amendments”) which are incorporated herein by reference.   For purposes of this Amendment, the Notes, Subscription Agreement and Security Agreement, as amended by the Prior Amendments, are hereby collectively referred to as the “Bridge Loan Agreement.”

C.           The Company requires Six Thousand Seven Hundred Twenty Two dollars ($6,722) for working capital in order to file its second quarter 2011 filings and to take other legal steps to remain in compliance.

D.           The Company has asked for, and Antaeus Capital Partners, LLC and Thomas G. Schuster have agreed to invest Five Thousand One Hundred dollars ($5,100)under the terms and conditions of the Bridge Loan Agreement.  As consideration for such extension, the Company has agreed to grant to Holders shares of common stock of the Company.

NOW, THEREFORE, in consideration of the above premises and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           Working Capital Investment.  Antaeus Capital Partners, LLC and Thomas G. Shuster agree to purchase common stock of the Company at a price equal to $.20 per share as follows:
A.           Antaeus Capital Partners, LLC
Investment Amount:          $3,559.29
Shares of common stock of Company: 17,796.45

B.           Thomas G. Schuster
Investment Amount:          $1,540.71
Shares of common stock of Company: 7,704

Amendment to Loan Transaction Agreement

2.           Issuance of Shares.    The Company will issue to each Holder a stock certificate of the Company representing the respective number of shares of Common Stock opposite Holder’s name, below.  The Company represents that Shares upon issuance:  (a) shall be free of any liens, claims and encumbrances, subject to restrictions upon transfer under the Securities Act of 1933 (the “1933 Act”) and any applicable state securities laws, (b) shall not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company, and; (c) has completed the previously announced 66 / 1 reverse split.  Holders each represent that:  (a) Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the 1933 Act and is experienced in investments and business matters; and (b) Holder is acquiring the Shares as set forth opposite Holder’s signature, as principal for its or his own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to Holder’s right at all times to sell or otherwise dispose of all or part of the Shares in compliance with applicable federal and state securities laws.    Holders further acknowledge the Shares are “restricted securities” within the meaning of the 1933 Act, and as such may not be sold in the absence of registration or an exemption from such registration.

3.           Cooperation.  Each of the Parties to this Amendment agree to execute such documents and take such further action as may be necessary to carry out the objectives of this Amendment.  In addition, the Company covenants to take all reasonable steps to comply with the terms of the Bridge Loan Agreement.

4.           Scope of Amendment.  Except as amended above, the terms contained in the Bridge Loan Agreement (including the Prior Amendments) shall remain the same and in full force and effect.

[Signature page follows]

Amendment to Loan Transaction Agreement

IN WITNESS WHEREOF, this Amendment has been executed and delivered on the date hereof by the duly authorized representative of the Company and the Holders.

COMPANY:

SILVERGRAPH INTERNATIONAL, INC.

By:
Name:	James R. Simpson
Title:	Chief Executive Officer
Date:

HOLDERS:

ANTAEUS CAPITAL PARTNERS, LLC

By:
Name:	Cesar Moya
Title:	Authorized Signatory
Date:

THOMAS G. SCHUSTER

Name:	Thomas G. Schuster
Date:

Amendment to Loan Transaction Agreement